Suite 900-510 Burrard Street, Vancouver, British Columbia Canada V6C 3A8 Tel: (604) 687-6600 Toll Free: 1-888-411-GOLD Fax: (604) 687-3932 Email: info@aurizon.com Web Site: www.aurizon.com

October 4, 2005
File:  100-

FILED VIA SEDAR

British Columbia Securities
Ontario Securities Commission
Commission des valeurs
mobilieres du Québec
           Attention:  Statutory Filings

Re:  Material Change Report – Updated Feasibility Study on Casa Berardi Project

Further to our news releases issued on September 30, 2005, enclosed herewith is a copy of the Company's Form 51-102F3 Material Change Report regarding the results of an Updated Feasibility Study on the Company’s Casa Berardi Project located in northwestern Quebec, Canada.

We trust you will find the enclosed to be in order.  However, should you require anything further, please do not hesitate to advise the writer.

Yours very truly,

AURIZON MINES LTD.

(Signed)
Julie A. Stokke Kemp
Corporate Secretary

Enclosure(s)

cc/encl:

U.S. Securities & Exchanges Commission

(File #0-22672) – Filed Via EDGAR

Toronto Stock Exchange

Attn:  Attn:  Steven Oliver, C.A.,

Company Listings & Regulation Division

American Stock Exchange

Attn:  Michael Fleming,

Listings Qualifications Analyst

DuMoulin Black

Attn:  Mary Collyer (Email)